UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 14, 2010, Chart Industries, Inc. (the “Company”) posted two slide presentations on its investor relations website. Executive officers of the Company plan to make presentations using these slides at the CL King 8th Annual Best Ideas Conference 2010 and the Barclays Capital CEO Energy-Power Conference in New York City on September 15 and 16, respectively (each a “Presentation” and collectively the “Presentations”). With the exception of the cover of each set of slides, the content of the slides for the Presentations is the same. Pursuant to Regulation FD, a copy of the CL King Presentation is furnished with this Current Report on Form 8-K as Exhibit 99.1 and a copy of the Barclays Presentation is furnished with this Current Report on Form 8-K as Exhibit 99.2.

As previously announced in the Company’s news release of September 8, 2010, the Company’s Presentations will be broadcast live over the Internet and will be available via a replay audio webcasts. The webcasts will be available through a link on the Company’s website, located at http://chartindustries.com/main/investors.htm. The replays may be accessed after the broadcast through the same website for 90 days.

All information in the Presentations and this report on Form 8-K is furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	CL King 8th Annual Best Ideas Conference 2010 Presentation

99.2	Barclays Capital CEO Energy-Power Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: September 14, 2010
	By:	/s/ Matthew J. Klaben
Matthew J. Klaben Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	CL King 8th Annual Best Ideas Conference 2010 Presentation

99.2	Barclays Capital CEO Energy-Power Conference Presentation

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